Exhibit No. 10.15

                               EMPLOYMENT  AGREEMENT

    AGREEMENT dated as of the First day of March 1998 (the "Agreement"), among ZILOG, Inc., a Delaware Corporation (the "Employee), and Curtis I Crawford (the "Employee").

1. Employment, Duties and Agreement.

    (a) The Employer hereby agrees to cause the Employee to be elected as a member of the Board of Directors of the Employer and to employ the Employee as President and Chief Executive Officer of the Employer and the Employee hereby accepts such positions and agrees to serve the Employer in such capacities during the employment period fixed by Section 5 hereof (the "Employment") Period"). The Employee shall at all times during the Employment Period be a member of the Board of Directors of the Employer (the "Board") and shall serve on each committee concerned with the strategic direction of the Employer. The Employee shall report only to the Board. The Employee's responsibilities and authority shall be such responsibilities and authority as are customarily held by chief executive officers of corporations comparable to the Employer. During the Employment Period, the Employee shall be subject to, and shall act in accordance with. all reasonable instructions and directions of the Board and all applicable policies and rules thereof as are consistent with the above job titles and the other provisions of this Agreement.

    (b) During the Employment Period, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full business time to the performance of his duties and responsibilities hereunder, except as provided in Section 1(c) below.

    (c) During the Employment Period. the Employee may not, without the prior written consent of the Board, operate. participate in the management, operations or control of. or act as an employee, officer. consultant, agent or representative of, any type of business or service (other than as an employee of the Employer). Notwithstanding the foregoing. the Employee shall be entitled (without obtaining the written consent of the Board) to (i) act or serve as a director on the boards of directors of any other company or any type of civil. cultural, philanthropic and professional organization and (ii) without limiting the generality of the foregoing, the Employee shall be entitled to serve on the boards of directors of the three companies upon whose boards he currently serves (ie., Lyondell Petrochemical Company, I-Stat Corporation and ITT Industries, Inc.), so long as such service (described in clauses
(i) and (ii) above) does not detract from the Employee's performance of his duties and responsibilities to the Employer as provided hereunder. The Employee may also decide to resign from one of the boards described in clause (ii) above and serve on the Dupont Board of Directors. Except as described in this Section 1(c),

The Employee shall not provide any services to any other entity during the Employment Period without the consent of the Board.

2. Compensation.

    (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder during the Employment Period, the Employer shall pay the Employee, pursuant to the Employer's normal and customary payroll procedures (but not less than monthly). a base salary at the rate of $800,000 per annum (the "'Base Salary). Each year during the Employment Period, the Employee shall be considered for an increase in his salary based on the Employee's performance.

    (b) In addition to the Base Salary, the Employee shall receive a bonus of at least $600,000 for 1998, which shall be deemed earned and paid in January, 1999. The Board of Directors may elect to award a larger bonus for 1998 in its discretion, based on the Employee's performance. For each year during the Employment Period after 1998, (i) the Board of Directors will establish target bonuses for the Employee, each of which shall be a minimum of $600,000 if certain performance objectives are achieved and (ii) each year the Board will consider increasing the Employee's minimum target bonus based on his performance.

    (c) The Employer shall pay Eight Million Dollars
($8,000,000.00) to the Employee, together with interest from January 6, 1998 until paid at the rate of eight percent (8%) per annum, compounded annually (the "$8 Million Bonus"). The $8 Million Bonus shall be paid on January 2, 2002 or, at the Employee's election, on the later of January 1, 1999 or the first to occur of the following events: (i) Change in Control of the Employer (as defined in Section 5(d)(ii) herein); (ii) the sale of any class of stock of the Employer to the public wherein the Employer receives gross proceeds of at least $20 million (other than a sale exclusively to then existing shareholders of the Employer) (HEREINAFTER REFERRED TO AS A "PUBLIC OFFERING"); or (iii) as provided in
Section 7(g) below. On or prior to December 1, 1998, the Employer and the Employee shall enter into a separate deferred compensation plan with respect to the $8 Million Bonus, the terms of which shall be mutually agreed upon by the Employer and the Employee, which will (x) supersede this Agreement with respect to the $8 Million Bonus and (y) permit the Employee to elect to receive the $8 Million Bonus it a time later than the time currently permitted herein.

    (d) The Employer will pay to the Employee the sum of One
Million Dollars ($1,000,000.00) as soon as practicable after February 27, 1998. Such payment, subject only to such condition, is fully earned by the Employee on the date hereof and not subject to any other condition, except as provided in Section 2(f).

    (e) The Employer shall grant $50,000 shares of the voting common stock of the Employer on each of May 1, 1998, 1999, 2000, and 2001 (a total of 200,000 shares), provided that the number of shares of voting common stock granted shall be adjusted proportionately in the event of any stock split, combination, exchange or recapitalization having a similar effect, other than the 4 for 1 stock split, occurring February 27, 1998. Such shares shall become fully deliverable (all 200,000 shares) and vested on the earliest to occur of (i) a Change in Control of the Employer (as defined in Section 5(d)(ii) herein), (ii) the Employee ceasing to be employed by the Employer for any reason, subject to Section 2(f) below, or (iii) a Public Offering.

    (f) The parties agree that the payments and stock grants provided in Sections 2(c) through 2(e) are fully earned by the Employee as of January 6, 1998 and at not subject to any condition or restriction, except a provided in the following subsection 2(f)(i) and 2(f)(ii) below.

    (i) Notwithstanding any provision in this Agreement, the Employee shall not be entitled to receive the $8 Million Bonus or any portion thereof if he terminates this Agreement pursuant to Section 5(f) below prior to January 1, 1999. If the Employee terminates this Agreement on or after January 1, 1999, he shall be fully vested in and receive full pay out of the $8 Million Bonus in accordance with the terms of the deferred compensation payment plan if and when such plan is adopted, in accordance with Section 2(c) herein.

   (ii) Notwithstanding any provision in this Agreement, the Employee shall promptly return to the Employer, as appropriate, All payments made to him pursuant to Sections 2(c) ad 2(d) and any shares of Employer stock issued to him pursuant to Section 2(e), and the Employee shall forfeit any compensation and shares which have not been paid or delivered to him hereunder if, prior to January 6, 1999, the Employee both terminates the Employment Period pursuant to Section 5(f) below and without the written consent of the Employer becomes employed by Microelectronics Group, of Lucent Technologies, Inc. (the "Former Employer") (other than on account of the acquisition of an interest in the Employer by the Former Employer).

      (g) On or prior to March 30, 1998 the Employer, shall grant the Employee options, in form reasonably satisfactory to the Employee, to purchase 1,000,000 shares of the voting common stock of the Employer (subject to restrictions on exercise as provided below) and which expire ten years after the date of the grant of the options, provided that the number of options granted and the exercise price for such options shall be adjusted proportionately in the event of any stock split, combination, exchange or recapitalization having a similar effect. The exercise price for 500,000 shares of such stock shall be $5 per share (the "$5 Option") and the price for the other 500,000 shares shall be $10 per share (the "$10 Option"). The $5 option and the $10 option shall each become exercisable on follows: (1) 62,500 shares under each Option shall be immediately exercisable, (ii) 62,500 shares under each Option on December 31, 1998, and (iii) 31,250 shares under each Option at the end of each calendar quarter in each of calendar years 1999, 2000, and 2001, provided that the Employee is employed by the Employer on the date such options become exercisable. Notwithstanding the foregoing, the options shall become immediately exercisable upon the occurrence of any of the events described in Sections 5(a), 5(b), 5(d), and 5(e), or in the event of a Public Offering. Each year during the Employment Period, the Employee shall be considered for grants of additional stock options based on the Employee's performance.

3. Benefits.

    During the Employment Period, the Employee shall be entitled to the following expense reimbursements and benefits and perquisites:

    (a) a suitable automobile. which shall be replaced with a new automobile once every two years and all reasonable expenses associated with the automobile. including but not limited to, liability insurance;

    (b) customary directors' and officers' liability insurance for the Employee, the other members of the Board and the other executives of the Employer, and with respect to the Employee's activities on behalf of the Employer, an indemnity in accordance with Section 9 herein;

    (c) the Employer will adopt (and the Board will approve) savings, retirement and incentive plans for its senior executive officers which have been recommended by the Employee and are reasonably acceptable to the Board, and the Employee will be entitled to fully participate on the same basis as other senior executives;

    (d) the Employer will adopt (and the Board will approve) such qualified and nonqualified stock option plans for its senior executive officers and others, which have been recommended by the Employee and are reasonably acceptable to the Board, and the Employee will be entitled to participate fully in the award of options under such plans on the same basis as other senior executives; and

    (e) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under the medical, dental, life and disability insurance plans which are at least equivalent in amounts and coverage to that which is customary for chief executive officers in the Employer's industry. Should such amounts and coverage described in this subsection (e), in any area, be materially less, or cost the Employee materially more, than the amounts and coverage the Employee enjoyed with the Former Employer immediately prior to his resignation therefrom, the Employer will, at the Employee's election, provide him with the equivalent coverage and amounts, and at the same cost to the Employee, as he enjoyed with the Former Employer, but only if, in the Employer's reasonable judgment, the extra cost of doing so is not excessive and the providing of such extra benefits does not unduly disrupt the continuity or effectiveness of similar benefits made available to other senior executives of the Employer. Evidence of insurability shall be waived, although the Employee will agree to a standard physical examination.

    (f) During the Employment Period, the Employee shall be entitled to paid vacation of at least four (4) weeks per year. The Employee shall have the unlimited right to carry over unused vacation days and sick days and similar benefits consistent with the policies applicable to other senior executives of the Employer

    (g) The Employer will pay or reimburse the Employee for reasonable expenses incurred by the Employee in promoting the business of the Employer and in attending professional and educational events which are reasonably related to the business of the Employer. Such expenses may include, at the Employee's election, initiation payments and dues, at such clubs as the Employee shall reasonably request.

    (h) During the Employment Period. the Employer shall furnish the Employee with a home computer system and shall assist the Employee in integrating the system with the Employer's computer systems.

4. Relocation.

    (a) The Employee will relocate from his New Jersey home to a home selected by him in Northern California. The Employee shall perform his obligations to the Employer from a base in Northern California, and shall not be required to relocate again during the term of this Agreement, although he shall travel as required by his duties hereunder.

    (b) The Employer will pay the following relocation expenses incurred by the Employee in connection with his move to California, all of which shall be "grossed up" so that there will be no after-tax consequences to the Employee of having received the following relocation benefits:

    (i) the Employee's reasonable relocation costs to California, including moving costs;

   (ii) the cost of appropriate temporary quarters for the Employee and his immediate family in California from the date of his employment with the Employer until he moves into a new home in California, but in no event later than December 31, 1998;

  (iii) reasonable travel to and from California and New
        Jersey for the Employee and his immediate family for a period of two years from January 6, 1998, and lodging, meals and related expenses for the Employee and his immediate family until he moves into a permanent home in California; and

   (iv) the Employer will cause the Employee's New Jersey home to be purchased for its appraised value (as determined by an independent appraiser mutually agreed upon by the parties) no later than six (6) months after the date the Employee puts the home on the market. If the Employee sells his house in an arms length transaction with the consent of the Employer for less than such amount before that time, the Employer shall pay him the difference between such appraised value and the proceeds of the sale.

5. Employment Period.

        The Employment Period shall commence on February 27, 1998 (the "Effective Date') and shall terminate on the day preceding the fifth anniversary of the Effective Date (the "Scheduled Termination Date"); provided, however, that the Employee's employment hereunder may be terminated during the Employment Period prior to the Scheduled Termination Date upon the earliest to occur of the following events (at which time the Employment Period shall be terminated):

    (a) Death. The Employee's employment hereunder shall terminate upon his death.

    (b) Disability. The Employer or the Employee shall be entitled to terminate the Employee's employment hereunder for Disability. For purposes of this Agreement the term "Disability" shall mean that, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been unable to perform his material duties hereunder for a period of six (6) consecutive months.

    (c) Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) the willful and continued failure of the Employee substantially to perform the Employee's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Employee a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties hereunder and the failure of the Employee to cease such willful and continued failure within 30 days after having received such demand; and (ii) conviction of a felony involving moral turpitude.

    (d) Good Reason. The Employee may terminate his employment hereunder for Good Reason (and such termination shall be treated as if it were a termination by the Employer without Cause, and not a voluntary termination by the Employee).

    (i) For purposes of this Agreement, the term "Good
        Reason" shall mean (A) the Employer has committed a material breach of this Agreement and has not cured such breach within 30 days notice of such breach from the Employee or (B) the Employee elects to terminate his employment within one year after a Change in Control (other than on account of a Public Offering).

   (ii) For purposes of this Agreement, the term "Change in Control" of the Employer shall mean the occurrence of any of the following events: (A) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions. directly or indirectly) of all or substantially all of the assets of the Employer to any Person (as defined below) or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group'), together with any affiliates thereof (other than to TPG Partners II. L.P. ("TPG") or any of its affiliates, unless the transfer to TPG and its affiliates is part of a larger transaction which would otherwise came a Change in Control to occur); (B) the approval by the holders of capital stock of the Employer of any plan or proposal for the liquidation or dissolution of the Employer; (C) any Person or Group (other than TPG or its affiliates) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more of the aggregate voting power of the issued and outstanding stock entitled to vote in the elections of directors (the "Voting Stock") of the Employer than TPG and its affiliates own, directly or indirectly, beneficially or of record; (D) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such two-year period and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such two year period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, TPG or its Affiliates; (E) any Person or Group other than TPG or its affiliates shall have acquired the power to elect a majority of the members of the Board; or (F) a merger or consolidation of the Employer with another entity in which holders of the common stock of the Employer immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction less than 50% of the common equity interest in the surviving corporation in such transaction.

  (iii) For purposes of this Agreement, the term "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    (e) Without Cause. The Employer may terminate the Employee's employment hereunder without Cause.

    (f) Without Good Reason. The Employee may terminate his employment hereunder without Good Reason.

6. Termination Procedure.

    (a) Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee during the Employment Period (other than termination pursuant to Section 5(a) ) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 15(a). For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and shall attach or reference any prior notices required under Section 5.

    (b) Date of Termination. For purposes of this Agreement,
"Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to Section 5(b), thirty (30) days after Notice of Termination (provided that the Employee shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Employee's employment is terminated pursuant to Section 5(f), a date specified in the Notice of Termination; and if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days (or any alternative time period agreed upon by the parties) after the giving of such notice) set forth in such Notice of Termination.

7. Termination Payments.

    (a) Death. In the event of the termination of the Employee's employment during the Employment period as a result of the Employee's death, the Employee shall be entitled to all base salary carried to date but unpaid, together with a bonus equal to the prior year's bonus (or, if applicable, the 1998 bonus), prorated for the year of death. All stock options of the Employee which have not become exercisable will be automatically exercisable in full, and both those options and any other stock options the Employee holds shall remain exercisable until the later of the dates set forth in subclauses (A) and (B) of subclause (e)(ii) of this Section 7.

    (b) Disability. In the event of the termination of the Employee's employment during the Employment Period as a result of the Employee's Disability, the Employee shall be entitled to the benefits in
Section 3(e) for a period of five years thereafter and shall be further entitled to the same benefits set forth in Section 7(a) above.

    (c) For Cause. In the event of the termination of the Employee's employment during the Employment Period by the Employer for Cause, the Employee shall be entitled to his base salary earned prior to the date of termination, and all stock options which have not become exercisable shall immediately expire as of the commencement of business on the date of termination. In addition, all stock options which are exercisable on the date of termination must be exercised within six months after the date of termination, otherwise, they shall expire and be void.

    (d) For Good Reason. In the event of the termination of the Employee's employment during the Employment Period by the Employee for Good Reason, such termination shall be deemed a termination by the Employer without cause and the Employee shall be entitled to the same payments and other benefits as are set forth in paragraph (e) of this
Section 7.

    (e) Without Cause. In the event of the termination of the Employee's employment during the Employment Period by the Employer without Cause (i) (A) prior to or on April 1, 1999, the Employer shall as a condition to termination, pay the Employee an amount equal to $2,400,000 (three times his base salary), plus $1,800,000 (three times his first year's minimum bonus), or (13) after April 1, 1999, the Employer shall as a condition to termination, pay the Employee an amount equal to two times the base salary (but based on a base salary of no less than $800,000) earned by the Employee during the preceding twelve months plus two times the last bonus (but based on a bonus of no less than $600,000) paid to the Employee; and (ii) all stock options held by the Employee which have not become exercisable will automatically become exercisable in full, and both those stock options and any other stock options the Employee holds shall remain exercisable until the later of
(A) December 31, 2004 or (B) the earlier of (1) ten years from the date of grant or (2) a Public Offering of voting common stock of the Employer after the date of termination.

    (f) Without Good Reason. In the event of the termination of the Employee's employment during the Employment Period by the Employee without Good Reason, the Employee shall be entitled to his unpaid base salary earned prior to the date of termination, and all stock options which were exercisable immediately prior to such date of termination shall remain exercisable until 24 months after the date of termination. All stock options which were not exercisable at the date of termination shall lapse, and the Employee shall have no right to exercise them at any time.

    (g) Bonus Payment. In addition to the payments provided in
Sections 7(a) through 7(f) above, and to the extent not inconsistent therewith upon the Employee ceasing to be an employee of the Employer,
(i) he shall be entitled to such payouts and benefits under then existing Employer retirement and other fringe benefit programs (excluding any severance plans or arrangements) as are normally provided by the Employer to its senior level employees in similar circumstances, and (ii) the $8 Million Bonus (including accrued interest to the date of payment) shall, at the option of the Employee become due and payable in full on the later of the date of termination or September 1, 1999, in the event of a termination pursuant to this Section 7; provided that such payment shall be subject to Section 2(f) and provided further that in the event of a termination pursuant to Section 7(f), the Employer shall pay the payment on the later of the date of termination or September 1, 1999, at the Employee's election, provided that the Employer can pay such amount without violating the provisions of any lending agreement it then has with an institutional lender unaffiliated with TPG. If such amount cannot be paid on such date by reason of the foregoing, the Employer shall pay such amount as soon as possible, but in no event later than January 2, 2002

8. No Offset: Excise Tax.

    (a) The payments and other consideration to the Employee under this Agreement shall be made without offset or deduction of any kind by the Employer, except customary deductions for taxes and other deductions required by law.

    (b) The amounts to which the Employee is entitled hereunder shall be increased to the extent necessary to pay (i) any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") on any portion of the compensation or benefits payable to the Employee in connection with a Change in Control of the Employer and
(ii) any such excise tax and any other taxes imposed by the Code or under state or local law on the payments provided for in this Section 8(b). The Employee and the Employer agree to reasonably cooperate to mitigate the amount of any such tax that might become payable. The Employer shall pay to the Employee the payments, or portions thereof, provided for in this
Section 8(b) not later am fifteen (15) days prior to the date on which such taxes, or portions thereof, are due as determined by the tax counsel referred to below. Tax counsel (hereinafter "Tax Counsel') selected by the Employer and reasonably acceptable to the Employee shall determine whether the increase provided for by this Section 8(b) shall be required, based on the actual tax rates to which the Employee is subject at the time. The Employee shall provide Tax Counsel with the information that such counsel reasonably requests in connection with such determination. All determinations of Tax Counsel shall be binding on the Employee and the Employer. Tax Counsel shall determine that payments shall be increased only if, and to the extent that, it is more likely than not that the payments or benefits are subject to a tax. In making the determinations required by this Section 8(b), Tax Counsel may rely on benefit consultants, accountants or other experts. The Employer agrees to pay all reasonable fees and expenses of such Tax Counsel. If, subsequent to the payment to the Employee of payments pursuant to this Section 8(b), the Tax Counsel reasonably determines that the amount of the payments paid pursuant to this Section 8(b) are greater than, or less than, the amount required to have been paid, the Employee shall reimburse the Employer an amount, or the Employer shall pay to the Employee an additional amount, respectively, based upon such determination. In the event that Tax Counsel reasonably determines that the Employee is required to pay excise taxes, interest or penalties to a governmental taxing authority as a result of his non-payment of taxes where such Tax Counsel had determined that such taxes need not be paid, the Employer shall pay to the Employee an additional amount equal to (i) the amount of such interest and/or penalties, (ii) the excise tax which was not paid and (iii) any excise tax and any other taxes imposed by the Code or under state or local law on the payments provided for in this Section 8(b).

9. Indemnification.

    (a) The Employer shall indemnify, defend and hold the Employee harmless from and against any and all liability, damage, cost expense, claim action, demand, suit or obligation arising from or relating to this Agreement or the performance by the Employee of his obligations hereunder, including on account of any act taken or omitted to be taken by the Employee in connection with such agreement or the business of the Employer, provided, that such act or omission was in good faith and did not constitute grounds for the termination of the Employee by the Employer for Cause; and provided further. that this obligation to indemnify and defend shall not extend to disputes between the Employee and the Employer, if any. which relate to the benefits from the Employer to which the Employee believes he is entitled. The provisions of Section 10(b) of this Agreement, however, shall apply to such disputes.

10. Legal Fees.

    (a) The Employer will pay, or reimburse the Employee for, the reasonable expenses incurred by the Employee in negotiating and documenting this Agreement and the Shareholders' Agreement described in
Section 11 below, including the reasonable fees and costs of attorneys and consultants.

    (b) In the event of litigation or any other proceeding between the Employee and the Employer, arising from or pertaining to this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the non-prevailing party the prevailing party's reasonable attorneys' fees, costs and expenses (not limited to taxable costs) including all expenses of experts, appeals and actions to enforce awards.

11. Shareholders' Agreement.

    (a) The Employer and the Employee shall enter into the Shareholders' Agreement in the form attached hereto as Exhibit A;
provided that the following provisions shall control over any inconsistent provisions of the Shareholders' Agreement:

    (i) on one occasion at any time prior to the six-month anniversary of the date the Employee's employment with the Employer terminates, the Employee may request the Employer to register a portion or all of the Employer voting common stock then-owned by the Employee and, upon receipt of such request, (A) the Employer shall register the number of shares of Employer voting common stock requested by the Employee as soon as practicable after the date of such request (but in no event later than 90 days thereafter), or (B) at the Employer's option in lieu of the obligation to so register, the Employer shall purchase the number of shares requested to be so registered from the Employee as soon as practicable after the date of such request (but in no event later than 90 days thereafter), at a purchase price equal to the product of the appraised fair market value per share of Employer voting common stock and the number of shares of Employer common stock requested to be registered by the Employee; (if such shares or any portion thereof are registered, the Employer shall pay all costs of registration, although the Employee shall be subject to the underwriters' discount); and

   (ii) all the voting common stock of the Employer held by the Employee or which he is entitled to purchase from time to time shall be subject to the antidilution provisions set out in Exhibit "B", attached hereto.

    (b) The appraisal with respect to Section 11(a)(i) above shall be performed by a single investment banking firm selected by both parties, acting reasonably, and such appraisal shall not take into account any discount for the fact that such stock is illiquid and represents a minority holding in the Employer. The cost of such appraisal shall be borne by the Employer.

    (c) Except as provided in Section 11(a)(i), the terms of this Section 11 shall survive until the later of the termination of this Agreement or February 27, 2008.


12. Restrictive Covenant.

    (a) The Employee agrees not to disclose during the period of employment to any person not employed by the Employer or employed as the Employee's legal counsel, confidential information concerning the Employer, including without limitation any inventions, processes, methods of distribution or customer or Employer trade secrets. At any time when he is not employed by the Employer, the Employee agrees not to disclose to any person not employed by the Employer or employed as the Employee's legal counsel trade secrets of the Employer or its customers which he learned while employed by the Employer, except as consented to by the Employer or such customer in writing. This clause (a) shall not preclude the Employee from use or disclosure of (i) non-proprietary or non-confidential information, (ii) confidential information concerning the Employer in the conduct of the Employee's responsibilities hereunder or required by law or court order or (iii) information which is available to or known by the public.

    (b) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Employer by reason of a failure by the Employee to perform any of his obligations under this Section 12. Accordingly, if the Employer institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the claim or defense that any such remedy at law exists.

    (c) The restrictions in this Section 12, shall be in addition to any restrictions imposed on the Employee by statute or at common law.

    (d) The provisions of this Agreement shall be kept strictly confidential by the Employee and the Employer and shall not be revealed to any other person by either of them except (i) as required by law, (ii) to legal and financial advisors; or (iii) as mutually agreed upon as necessary in connection with the Employer's business.

13. Representations and Acknowledgments.

    The Employee hereby represents and warrants to the Employer that, to the best of his knowledge, after consultation with counsel, the execution, delivery and performance of this Agreement does not violate any provision of any agreement which the Employee has with the Former Employer. The Employer acknowledges, however, that the Employee has an obligation to the Former Employer not to disclose certain confidential information, that the Employee intends to honor such obligation and that honoring such obligation does not violate the foregoing representation and warranty made by the Employee. The Employer further acknowledges that the Employee is making no warranty or representation to the Employer concerning whether the "inevitable disclosure" doctrine is applicable to the transactions contemplated herein.

14. Litigation with The Former Employer.

    In the unlikely event that the Former Employer (i) contests the Employee's right to enter into, or carry out his obligations under this Agreement or (ii) attempts, on account of this Agreement to (A) recover the value of options covering the stock of the Former Employer or its parent which have been exercised by the Employee prior to January 6. 1998 or (B) deny to the Employee the benefit of any deferred compensation or non-qualified retirement benefits to which the Employee is entitled pursuant to the terms of such plan or arrangements then the Employer agrees that it will, at its expense, provide legal counsel reasonably acceptable to the Employee to represent the Employee in connection with any discussions litigation or other proceeding in connection therewith.

15. Miscellaneous.

    (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

    If to the Employer:

    ZILOG, Inc.
    210 East Hacienda Avenue
    Campbell, California 95008
    Attention: Board of Directors and Secretary

    with a copy to:

    Daniel Sternberg, Esq.
    Cleary, Gottlieb, Steen & Hamilton
    One Liberty Plaza
    New York, NY 10006

    If to the Employee:

    Mr. Curtis J. Crawford
    151 Almandral Avenue
    Atherton, CA 94027

    with a copy to:

    Charles Thornton, Esq.
    Paul, Hastings, Janofsky & Walker LLP
    Twenty-Ninth Floor
    345 California Street
    San Francisco. CA 94104-2635

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

    (b) This Agreement. along with the Stockholders' Agreement attached hereto as Exhibit "A", constitutes the entire Agreement among the parties hereto with respect to the Employee's employment, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Employee's employment with the Employer.

    (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

    (d) (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement not any right or obligation hereunder may be assigned by the Employee.

       (ii) The Employer shall require any successor (whether direct or indirect, by purchase, merger. consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would have been required to perform it if no such succession had taken place; provided that the Employer shall continue to be responsible for all its obligations hereunder. As used in this Agreement, "the Employer" shall mean both the Employer as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

    (e) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

    (f) The Employer may withhold from ray amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

    (g) This Agreement shall be governed by and construed in accordance with the laws of the State of CALIFORNIA, without reference to its principles of conflicts of law.

    (h) This Agreement may be executed in several counterparts, including by the exchange of facsimile signature pages containing the signatures of one, or both parties, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

    IN WITNESS WHEREOF. the parties have executed this Agreement.
as of the date first written above.

                                      ZILOG, INC.

                                      /s/ David M. Stanton

                                      Name:  David M. Stanton
                                      Title:  Member, Zilog Board of Directors



                                      /s/ Curtis J. Crawford

EXHIBIT "A"

                      STOCKHOLDIERS' AGREEMENT

                             by and among

                              ZiLOG, INC.,

                         TPG PARTNERS II, L.P.,

                         TPG INVESTORS II, L.P.,

                         TPG PARALLEL II, L.P.,

                                  and

                           CURTIS CRAWFORD

                       dated as of August 7, 1998

                             TABLE OF CONTENTS



ARTICLE I                                                            2
    SECTION 1.01 Definition                                          2
    SECTION 1.02 Interpretation                                      6


ARTICLE II                                                           6
    SECTION 2.01 General Prohibition on Transfers of Securities      6
    SECTION 2.02 Permitted Transfers by TPG                          7
    SECTION 2.03 Permitted Transfers by Crawford                     7
    SECTION 2.04 Tag-Along Rights                                    9
    SECTION 2.05 Drag-Along Rights                                  10
    SECTION 2.06 Transfer Costs; Closing                            11
    SECTION 2.07 Restrictive Legend                                 11


ARTICLE III                                                         12
    SECTION 3.01 Piggy Back Registration                            12
    SECTION 3.02 Registration Procedures                            14
    SECTION 3.03 Indemnification: Contribution                      16


ARTICLE IV
    SECTION 4.01 Transactions with Affiliates                       18
    SECTION 4.02 Amendment                                          18
    SECTION 4.03 Specific Performance                               18
    SECTION 4.04 Successor and Assigns                              19
    SECTION 4.05 Shares Subject to this Agreement                   19
    SECTION 4.06 Notices                                            19
    SECTION 4.07 Complete Agreement: Counterpart                    21
    SECTION 4.08 Term of the Agreement                              21
    SECTION.4.09 Headings                                           21
    SECTION 4.10 Choice of Law                                      21
    SECTION 4.11 Consent by TPG                                     21
    SECTION 4.12 Effectiveness of Agreement                         21

    THIS STOCKHOLDERS' AGREEMENT ("the Agreement"), dated as of
August 7, 1998, by and among ZILOG, INC. (the "Company'), TPG PARTNERS II L.P. ("TPG Partners"), TPG INVEST0RS II L.P., TPG PARALLEL II. L.P.
("TPG Partners II L.P., TPG Investors II, L.P. and TPG Parallel II L.P., each a member and collectively referred to as "TPG"), and CURTIS J. CRAWFORD ("Crawford").

        WHEREAS. TPG Partners and the Company entered into an Agreement and Plan of Merger dated as of July 20,1997, as amended by Amendments Number One, Number Two and Number Three dated as of November 18. 1997. December 10, 1997 and January 26,1998, respectively. (the "Merger Agreement) which provided for the merger (the "Merger") of TPG Zeus Acquisition Corporation, a subsidiary of TPG Partners and into the Company with the Company being the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation");

            WHEREAS, TPG has entered into an agreement in substantially the form of this Agreement with the other stockholders of the Company;

    WHEREAS, Crawford has purchased shares of Common Stock (as deemed herein) and has the right to acquire additional shares of Common Stock pursuant to his Employment Agreement with the Company, dated as of March 1, 1998 through certain restricted stock grant and options to purchase additional shares of Common Stock; and

    WHEREAS, Crawford may acquire additional shares of Common Stock during his employment with the company;

        WHEREAS, the parties hereto to desire to enter into this Agreement for the purpose of agreeing to certain aspects of their relationship with respect to the Company;

    NOW, THEREFORE. in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. and subject to the conditions hereof, the parties hereto agree as follows

                                   ARTICLE I

    SECTION 1.01 Definitions. In addition to the terms defined herein, for purposes of this Agreement,. the following terms shall have the meanings specified below. Capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement.

    "100% Affiliate" shall mean (i) when used with reference to any entity, (A) any partnership of which one hundred percent (100%) of either the capital or profit interests of such partnership is directly or indirectly owned or controlled by such entity or (B) any corporation or limited liability company of which one hundred percent (100%) of the outstanding voting securities or member interest of such corporation is. directly or indirectly, owned or controlled by such entity. and (ii) when used with respect to any natural person, any trust created for the benefit of such person and/or members of such person's family. .

    "1933 Act" means the Securities Act of 1933. as amended, and the rules and regulations promulgated thereunder.

    "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person. whether through the ownership of voting securities or by contact or otherwise; and the terra. "voting securities" means securities or interest entitling the holder thereof to vote or designate directors or individuals performing a similar function.

    "Agreement" has the meaning ascribed to it in the preamble hereto.

    "Applicable Amount" has the meaning ascribed to it in Section
2.04(a) hereof.

    "Board" means the Board of Directors of the Company.

    "Bona Fide Offer" means with respect to an offer from a Person pursuant to Section 2.03(c) or 2.05, an offer (i) from a Person who (A) makes such offer in good faith. (B) is not an Affiliate of the Person receiving the offer and (C) has the financial capability to purchase the Shares pursuant to the offer and (ii) whose terms do not conflict with the provisions of this Agreement.

    "Certificate" shall mean the certificate of incorporation of the Company.

    "Common Stock" shall mean the voting common stock, par value $.01 per share, of the Company.

    "Company" has the meaning ascribed to it in the preamble hereto.

    "Drag-Along-Notice" means a written notice delivered to Crawford by TPG pursuant to Section 2.05 hereof pursuant to which Crawford shall transfer all of his respective Shares to a Person making a Bona Fide Offer. Such notice shall include, without limitation, the identity of such Person, the price and other material terms and conditions of the proposed transfer, the closing date of the proposed transfer and, if applicable, TPG's valuation of any non-cash consideration to be received by TPG and Crawford pursuant to such proposed transfer.

    "Electing Stockholder" means, depending upon the context used. Crawford following delivery of an Election Notice pursuant to
Section 2.04(a) hereof or Crawford following sale of his Shares to a Prospective Purchaser pursuant to Section 2.04(b) hereof.

    "Election Notice" has the meaning ascribed to it in Section 2.04(a) hereof.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Initial Public Offering" has the meaning ascribed to it in
Section 2.04(a) hereof.

    "Merger" has the meaning ascribed to it in the recitals.

    "NASDAQ'" has the meaning ascribed to it in Section 3.02(a)(ix) hereof.

    "Notice of Offer"  has the meaning ascribed to it in Section
2.03(c.) hereof.

    "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or any other entity or any government or political subdivision or an agency, department or instrumentality thereof.

    "Prospective Purchaser" has the meaning ascribed to it in
Section 2.04(a) hereof.

    "Registrable Securities" means (i) the Shares and (ii) any shares of common stock of the Company issued or issuable by way of stock dividend or other distribution or stock split or in connection with a combination. exchange or replacement of Shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to Registrable Securities. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement (ii) such securities shall have been distributed by a Person pursuant to a Rule 144 Sale or Rule 144(k) Sale or (iii) such securities shall have been otherwise transferred and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company.

    "Registration Expenses", means all expenses incident to the Company's performance of or compliance with Article III including, without limitation. all registration and filing fees. all fees and expenses of complying with securities or blue sky laws. all printing expenses the reasonable & fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, but excluding (i) any allocation of salaries of personnel of Crawford on whose behalf Registrable Securities are being registered or other general overhead expenses of Crawford or other expenses for the preparation of financial statements or other data prepared by Crawford,
(ii) any fees or expenses of legal counsel (other than the reasonable and documented fees and expenses of one special counsel for all of the Stockholders requesting Registrable Securities to be included in each registration statement pursuant to Section 3.01 of the Retaining Stockholders' Agreement and Crawford, in the event that he requests Registrable Securities to be included in each registration statement pursuant to Section 3.01 hereof), financial advisor accountants or other consultants or advisors engaged by Crawford and (iii) underwriting fee's, discounts and commissions and applicable transfer taxes, if any, applicable to the sale of Registrable Securities being registered by Crawford which shall be borne in all cases by Crawford.

    "Retaining Stockholders' Agreement" means the Stockholder
Agreement dated as of February 27, 1998 among Zilog, Inc, TPG Partners II, L.P., TPG Investors II, L.P., TPG Parallel II, L.P., and Certain Other Stockholders of ZiLOG, Inc.

    "Rule 144 Sale" means a sale (other than a Rule 144(k) Sale) pursuant to, and in compliance with, Rule 144 of the 1933 Act, as such rule may be amended from time to time or any similar rule or regulation enacted after the date of this Agreement.

    "Rule 144(k) Sale" means a sale pursuant to, and in compliance with, Rule 144(k) of the 1933 Act. as such rule may be amended from time to time, or any similar provision, rule or regulation enacted after the date of this Agreement which, upon compliance with its non-affiliate and holding period requirements, terminates the volume, manner or other restrictions set forth in Rule 144 of the 1933 Act.

    "SEC" means the Securities and Exchange Commission.

    "Shares" means all of the issued and outstanding shares of Common Stock and Class A non-voting common stock, par value $.01 per share, of the Company.

    "Stockholder" means all the parties (other than the Company) to the Retaining Stockholders' Agreement, as the same may be amended from. time to time.

    "Subsidiary " means, with respect to any Person, any other Person of which a majority of the outstanding voting securities or ownership interests is owned. directly or indirectly by such Person-

    "Tag-Along-Notice" has the meaning ascribed to it in Section
2.04(a) hereof.

    "Tag-Along Rights" means the rights of Crawford pursuant to
Section 2.04.

    "TPG". has the meaning ascribed to it in the preamble hereto.

    "TPG Partners" has the meaning ascribed to it in the preamble hereto.

    SECTION 1.02 Interpretation. For all purposes of this Agreement except as otherwise expressly provided herein or unless the context otherwise requires:

    (a) the terms defined in this "Article" I or elsewhere in this Agreement have the meanings assigned to them in this Article I or elsewhere in this Agreement and include the plural as well as the singular and vice-versa;

    (b) words importing neuter or gender include all genders;

    (c) any reference to an "Article". a "Section", an. "Exhibit" or a "Schedule" refers to an Article, a Section, an Exhibit or a Schedule, as the case may be, of this Agreement.

    (d) all references to this Agreement and the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any one particular Article, Section. Exhibit, Schedule or other subdivision:

    (e) any references to agreements or contracts including this Agreement similar such Agreement or contract together with all exhibits, schedules, appendices and attachments thereto and as such agreements or contracts may be amended, restated, supplemented or otherwise modified from time to time: and

    (f) the determination of whether a Person is a "beneficial owner", has "beneficial ownership" or "beneficially owns" Shares or any other securities shall be made in accordance with Rule 13d-3 of the 1934 Act.

                              ARTICLE  II

                         TRANSFER RESTRICTIONS

    SECTION 2.01 General Prohibition on Transfers of Securities.
Crawford shall not directly or indirectly. sell, assign, pledge, hypothecate, encumber or otherwise dispose (voluntarily or involuntarily)) of any Shares or any interest therein beneficially owned by him (all of which " shall be deemed included in. the term "transfer" as used it this Agreement) unless (i) such transfer is expressly permitted by, and made in compliance with the terms of Sections 2.03,
2.04. 2.05 or 3.01, or (ii) such transfer is made to a member of TPG or one or more of TPG's Affiliates. Any transfer in violation of such restrictions shall be void and ineffectual and shall not operate to transfer any interest of title in the Shares so transferred to the proposed transferee. If notwithstanding the immediately preceding sentence, any such transfer is held by a court of competent jurisdiction to be effective, then the provisions of this Agreement shall apply to the transferee and to any subsequent transferee as fully as if such transferee were a party hereto.

    SECTION 2.02 Permitted Transfer by TPG. Each member of TPG may at any time and from time to time after the Closing Date, transfer (voluntarily or involuntarily) any Shares or any interest therein beneficially owned by it to any Person (including any of its Affiliates) free and clear of any restrictions set forth in this Agreement subject only to the obligations of such member of TPG under the second sentence of this Section 2.02 and under Section 2.04 of this Agreement. In the event any member of TPG transfers any Shares or any interest therein having beneficially owned by it to an Affiliate of TPG (a "TPG Transferee"), then such member of TPG shall remain liable for such TPG Transferees failure to perform its obligations under this Agreement with respect to such transferred Shares such TPG Transferee shall take such Shares such shares to all the provisions of this Agreement. and prior to such transfer, such TPG Transferee shall (a) execute and deliver to the Company (i) a written agreement satisfactory in substance and form to the Company, assuming all of the obligations (including, without limitation the obligations set forth in Section 2.04) of such member of TPG under this Agreement with respect to such transferred Shares and (1i) such other documents as may be reasonably necessary in the opinion of the Company, to assume such obligations and (b) agree that it will not cease to be = Affiliate of TPG unless prior to the time such TPG Transferee ceases to be an Affiliate of TPG, such TPG Transferee transfer to such member of TPG all Shares owned by such TPG Transferee.

    SECTION 2.03 Permitted Transfers by Crawford

    (a) Notwithstanding the provisions of Section 2.01 and without first offering his Shares to TPG as contemplated by Section 2.03(c), Crawford may transfer the Shares beneficially owned by him to a 100% Affiliate of Crawford; provided, that Crawford shall remain liable for such 100% Affiliate's failure to perform its obligations under this Agreement with respect to such transferred Shares, such 100% Affiliate shall take such Shares subject to all the provisions of this Agreement, and prior to such transfer such 100% Affiliate shall(I_ execute and deliver to the Company and TPG(x) a written agreement, satisfactory in substance and form to TPG, assuming all of the obligations (including, without limitation, the obligations set forth in Section 2.05) of Crawford under this Agreement with respect to such transferred Shares and
(y) such other documents as may be reasonably necessary, in the opinion of TPG, to assume such obligations, and (ii) agree that it will not cease to be a 100% Affiliate of Crawford unless prior to the time such 100% Affiliate ceases to be a 100% Affiliate of Crawford, such 100% Affliate transfers to Crawford all Shares owned by such 100% Affiliate.

    (b) Notwithstanding the provisions of Section 2.01 and without first offering his Shares to TPG as contemplated by Section 2.03(c). Crawford may pledge. hypothecate or encumber any Shares beneficially owned by him to a financial institution: provided that pledgee (and any subsequent transferee) agrees in writing to execute and deliver to the Company and TPG (i) a written agreement satisfactory in substance and form to TPG. assuming all of the obligations (including, without limitation, the obligations set forth in Section 2.05) of Crawford under this Agreement with respect to such Shares and (ii) such other documents as may be reasonably necessary, in the opinion of TPG, to assume such obligations.

     (c) Notwithstanding the provisions of Section 2.01 but on the terms and subject to the conditions set forth below in this Section 2.03(c) (including the last sentence of this Section 2.03(c)), Crawford may transfer all or a portion of his Shares to a third party pursuant to a Bona Fide Offer. If Crawford desires to transfer all or a portion of the Shares owned by him to a third party, Crawford shall give prompt written notice (a "Notice of Offer") to the Company and TPG, which notice shall contain the proposed purchase price for the Shares being offered, the proposed closing date for such transfer, the number of Shares which Crawford proposes to transfer and any other material term or condition of the transfer. If Crawford has received any written offer to purchase all or a portion of the Shares owned by him, the "Notice of Offer "shall also contain a true and complete copy of such offer. The date on which such notice is actually received by the Company and TPG is referred, to hereinafter as the "Notice Date." The Notice of Offer shall be deemed an irrevocable offer to sell to TPG (or any Person designated by TPG) such Shares on the terms and conditions set forth in the Notice of Offer. TPG shall have 20 days following the Notice Date to notify Crawford in writing of its election to purchase such Shares (or to have such Shares purchased by its designee). If TPG notifies Crawford of its election to purchase such Shares, the closing for such transaction shall take place in accordance with the terms of
Section 2.06 but in any event no earlier than 45 days from the date of the Notice of Offer, provided that if the proposed transfer by Crawford to the third party provides for the payment of non-cash consideration. TPG may in its discretion, in lieu thereof, pay Crawford in cash the fair market value of such non-cash consideration (which fair market value shall be determined by TPG if Crawford, in his sole discretion, agrees with such determination or, in the absence of such agreement, by an independent investment bank selected jointly by TPG and Crawford (or if there is no agreement as to the selection of the independent investment bank, by an independent investment bank selected by lot from among six such investment banks selected by TPG)).
 If Crawford does not receive such written notice form TPG within the 20 day period, TPG shall be deemed to have declined to purchase such Shares and Crawford may transfer all, but not less than all, of the Shares indicated in the Notice of Offer upon the terms and conditions set forth therein: provided that as a condition to such transfer, the transferee shall execute and deliver to the Company and TPG (I) a written agreement, satisfactory in substance and form to TPG, assuming all of the obligations ( including, without limitation, the obligations set forth in Section 2.05) of Crawford under this Agreement with respect to such transferred Shares and (ii) such other documents as may be reasonably necessary, in the opinion of TPG, to assume such obligations; provided further that, if Crawford does not complete the contemplated sale within 90 days of the Notice Date, the provisions of this of Section 2.03(c) shall again apply, and no transfer of Shares shall be made otherwise than in accordance with this Agreement. Notwithstanding anything herein to the contrary, the terms and conditions of this Section2.03(c) do not apply to transfers by Crawford pursuant to
Section 2.03(a), Section 2.03(b), 2.04,2.05, Section 3.01 or in connections with any merger or business combination of the Company approved by the Board.

    SEC11ON 2.04 Tag-Along-Rights. (a) Notwithstanding the provisions of Section 2.01 and without first offering its Shares to TPG as contemplated by Section 2.03(c), in the event that at any time prior to the completion of an initial public offering of any of the Shares (the "Initial Public Offering"') TPG reaches a binding agreement with a Person to sell all or a portion of its Shares that would result in any Person (together with its Affiliates) unaffiliated with TPG holding 40% or more of the voting power of the Company, TPG shall cause the prospective purchaser ("Prospective Purchaser"), subject to the terms and conditions set forth in this Section 2.04 and subject further to the terms and conditions set forth in Section 2.05, which terms and conditions shall control in the event that TPG is proposing to sell all of its shares of Common Stock, to purchase from the Electing Stockholder (in lieu of purchasing from TPG) that number of shares of Common Stock then owned by the Electing Stockholder that equals the product of (1) the number of shares of Common Stock then owned by the Electing Stockholder multiplied by (2) a fraction, the numerator of which equals the number of shares of Common Stock to be purchased by the Prospective Purchaser from TPG and the denominator of which equals the total number of Shares of Common Stock then owned by TPG (the "Applicable Amount"). TPG shall notify Crawford promptly in writing of any such binding agreement indicating the price and other material terms and conditions of the proposed sale, the identity of the Prospective Purchaser, the intended closing date of such sale, the percentage of issued and outstanding shares of Common Stock being sold by TPG and the Applicable Amount of shares of Common, Stock of Crawford that may be sold by Crawford pursuant: to this Section 2.04(a) (the "Tag-Along Notice") and shall provide a copy of such binding agreement to Crawford. Any purchase, by the Prospective Purchaser of the Applicable Amount of shares of Common Stock of the Electing Stockholder shall be at the same consideration per share of Common Stock and on the same terms and conditions as are applicable to TPG in such transaction. Crawford will have 20 days from receipt of the Tag-Along Notice (or any amendment or supplement thereto) to notify TPG in writing of its election to exercise its Tag-Along Rights (an "Election Notice") and to exercise its Tag-Along Rights pursuant to this Section 2.04. In the event that Crawford notifies TPG in writing of its election to exercise Tag-Along Rights within 20 days of the receipt of a Tag-Along Notice and Crawford subsequently receives an amendment or supplement to such Tag-Along Notice from TPG. Crawford shall be able to withdraw his previously given election to exercise Tag-Along Rights by giving written notice to TPG within 20 days of the receipt of such amendment or supplement. In the event TPG does not receive an Election Notice from Crawford within 20 days of receipt of the Tag-Along Notice (or any amendment or supplement thereto), Crawford shall be deemed to have elected not to exercise his Tag-Along Rights hereunder. Notwithstanding anything to the contrary contained herein, (i) TPG shall not be obligated to cause it Prospective Purchaser to purchase Crawford's shares of Common Stock hereunder if at the time of such sale (but prior to giving effect thereto) TPG beneficially owns less than 40% of the voting power of the Company and
(ii) TPG shall not be obligated to consummate the transfer of shares of Common Stock contemplated by an agreement between TPG and a Prospective Purchaser if, pursuant to the terms and conditions of such agreement TPG is not obligated to do so and, in the event TPG elects not to consummate a transfer which it is not obligated to consummate as provided in this clause (ii), TPG shall have no liability to Crawford.

    (b)The closing of the sale of TPG's shares of Common Stock to the Prospective Purchaser hereunder shall be conditioned on the simultaneous purchase by the Prospective Purchaser of the Applicable Amount of shares of Common Stock from the Electing Stockholder. Notwithstanding the foregoing, in the event the Electing Stockholder breaches any obligation he may have under this Section 2.04 or, in the event that any representation and warranty of the Electing Stockholder contained in the purchase agreement with the Prospective Purchaser is not true and correct as of the date made or as of the proposed closing date or the Electing Stockholder shall fail to perform any covenant or agreement contained in such agreement or the Electing Stockholder shall otherwise breach its obligations under such agreement and, in each case, such misrepresentation breach or failure to perform such covenant or agreement results in the nonsatisfaction of a condition precedent to such agreement (and the Prospective Purchaser does not waive such condition precedent), TPG shall be free to sell its Shares to the Prospective Purchaser without liability to the Electing Stockholder under this Agreement and such sale shall not limit or waive in any respect any claim, right or cause of action that TPG may have against the Electing Stockholder in respect of such breach.

    SECTION 2.05 Drag-Along-Rights, Notwithstanding the provisions of
Section 2.01 and without first offering its shares of Common Stock to TPG as contemplated by Section 2.03(c), if TPG executes a binding agreement to transfer all of its shares of Common Stock to a Person making a Bona Fide Offer, then Crawford shall transfer, subject to the terms and conditions set forth below, at the sole election of TPG (exercisable by delivery to Crawford of a copy of such binding agreement and a Drag-Along Notice at least 20 days prior to the closing date specified in such Notice), all his shares of Common Stock to such Person; provided that (I) Crawford shall receive from such Person the same per share consideration to be paid to TPG in such transaction, (ii) the consideration received in such transaction shall be the same as the consideration to be paid to TPG in such transaction and (iii) the closing of any transaction effected pursuant to this Section 2.05 shall be conditioned on the simultaneous purchase of TPG's shares of Common Stock: and provided, further, that Crawford shall not be obligated to transfer his shares of Common Stock pursuant to this Section 2.05 if at the time of TPG's transfer pursuant to such agreement (prior to giving effect thereto) TPG beneficially owns less than 40% of the voting power of the Company. Notwithstanding the foregoing, in the event Crawford breaches his obligations under this Section 2.05 or, in the event that any misrepresentation and warranty of Crawford contained in the purchase agreement with the Person making the Bona Fide Offer is not true and correct as of the date make or as of the proposed closing date or Crawford shall fail to perform any covenant or agreement results in the nonsatisfaction of a condition precedent to such agreement (and the Person making the Bona Fide Offer does not waive such condition precedent). TPG shall be free to sell its shares of Common Stock to such Person without liability to Crawford under this Agreement and such sale shall not limit or waive in any respect any claim, right or cause of action that TPG may have against Crawford in respect of such breach.

    SECTION 2.06 Transfer Costs, Closing

    In the event Crawford receives a Tag-Along Notice or Drag-Along Notice pursuant to Section 2.04 or 2.05, as the case may be. Crawford agrees to use his commercially reasonable efforts. in good faith and in a timely matter, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable, under applicable laws and regulations (including, without limitation, to ensure that all appropriate legal and other requirements are met and all consents of third Persons are obtained, in each case, with respect to the transfer by Crawford), to consummate the proposed transactions contemplated by Section 2.04 or 2.05, as the case may be. All reasonable costs and expenses incurred by Crawford in connection with a transfer made pursuant to Section 2.04 or 2.05 (including, without limitation, all costs and disbursements, finders' fees or brokerage commissions, and disbursements of counsel), or to be paid by Crawford as provided for in the relevant purchase agreement. Shall be borne by Crawford.

    (b) The closing of any transfer of Shares pursuant to Section 2.03(c), 2.04 or 2.05 shall take place at the offices of the Company (or at such other place as the participants shall mutually agree upon.) not later than 90 days form the receipt by TPG of a Notice of Offer or from the receipt by Crawford of the Tag-Along Notice or the Drag-Along
Notice, as the case my be (subject to the expiration of any waiting period under the HSR Act and the other terms and conditions provided in the underlying purchase agreement). At such closing, the purchaser shall pay the purchase price for such Shares, in the form and in the manner provided for in the underlying purchase agreement, against delivery by the transferors of the Shares to be transferred. Free and clear of all liens , security interests or adverse claims of any kind and nature except as otherwise provided for in this Agreement, duly endorsed or accompanied by duly executed documents of transfer, in each case with signatures guaranteed by a signature guarantor reasonably acceptable to the purchaser, and with any required stock transfer tax stamp

    SECTION 2.07 Restrictive Legend.  Each certificate evidencing
Shares shall contain the following restrictive legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 7, 1998 AND MAY BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH SUCH AGREEMENT.


                                 ARTICLE III

                            PIGGY BACK REGISTRATION

    SECTION 3.01 Piggy Back Registration.

    (a) If the Company. at any time. proposes to register any of its equity securities (or securities convertible into equity securities) under the 1933 Act (other than by registration on a Form S-4 or Form, S-8 or any successor or similar form then in effect), whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale, each such time it shall give prompt written notice to Crawford of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of Crawford delivered to the Company within 30 days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Crawford and the intended method of disposition thereof), the Company shall use its reasonable best efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register by Crawford, to the extent required to permit the disposition ( in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so the be registered, provided that:

    (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine foe any reason not to register or delay the registration of such securities, the Company may, at its election, give written notice of such determination not to register, shall be relieved of its obligation to register any registrable Securities in connection with such registration, and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

   (ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters under underwriting terms appropriate for such transaction and (B) the managing underwriter of such underwritten offering shall advise the Company, and/ or the party on whose behalf the securities are being registered, that, in its opinion, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters, then the Company shall promptly furnish Crawford accompanying such opinion, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be that number of Registrable Securities that equals the product of (1) the number of Registrable Securities requested by Crawford pursuant to this Section3.01 multiplied by (2) a fraction, the numerator of which equals the number of Registrable Securities to be registered on behalf of the Stockholders by the Company pursuant to Section 3.01 of the Retaining Stockholders' Agreement); and

  (iii) Crawford shall be permitted to withdraw all or part of such Registrable Securities requested pursuant to this Section 3.01 at any time prior to the effective date of such registration; provided that in the event of a withdrawal from a registration, any fees and disbursements incurred by Crawford requesting withdrawal in connection with such registration shall be paid by Crawford.

   (iv) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.01.(A) in connection with any merger, acquisition, exchange offer, recapitalization, or consolidation of the Company or any of its Subsidiaries or the adoption or implementation of any dividend reinvestment plan, stock options or other employee benefit plan or (B) in connection with and Initial Public Offering unless the Company permits any Stockholder to participate in such Initial Public Offering, in which case, Crawford shall be allowed to participate in such offering , and the Company shall be obligated to give prompt written notice to Crawford of his right to do so.

    (v) Crawford will, if requested by the underwriters for an underwritten public offering of equity securities of the Company, agree not to sell or transfer any equity securities of the Company (other than equity securities, if any, included in such offering), without the consent of the underwriters, for a period of not more than 180 days following effectiveness of the registration statement relating to such public offering.

    (b) In connection with the preparation and filing of each registration statement under the 1933 Act pursuant to which Registrable Securities will be registered, the Company will hive
(I) Crawford, if he beneficially owns in excess of 5% of the shares of Common Stock then outstanding, to be registered under such registration statement, (ii) his underwriters, if any, and (iii) his respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of the Company woth its officers and the independent public accountants who have certified its financial statemnets as shall be necessary , in the opinion of Crawford's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

    (c) Subject to Section 3.01 (a)(iii), the Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested to be registered pursuant to the
Section 3.01(including Registration expenses incurred in connection with registration efforts which are terminated in accordance with
Section 3.01(a)(1) hereof). All other costs and expenses shall be borne by Crawford.

    SECTION 3.02  Registration Procedures.

    (a) In connection with the registration of any Registrable
Securities under the 1933 Act as provided in Section 3.01, the Company shall as soon as pracitcable:

        (i) prepare and file with the SEC a registration statement with respect to such Registrable Securititres and use its reasonable best offers to cause such registration statement to become effective:

       (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration gtatement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by Crawford, thereof set forth in such registration statement or the expiration of six (6) months after such registrations statement becomes effective;

      (iii) furnish Crawford with such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or such documents incorporated by reference in such registration statement or prospectus, and other such documents, as Crawford may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by him:

       (iv) use its reasonable best effort to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Crawford shall reasonably request, and do any and all other acts and things which may be reasonably request, and do any and all other acts and thing which may be reasonably necessary or advisable to enable Crawford to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement. Except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

        (v) use its best efforts to furnish to Crawford, in the event he is the holder of at least twenty-five percent (25%) of the Registrable Securities covered by the registration statement, upon his request, a signed counterpart, addressed to Crawford, of an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes and underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement) covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel:

       (vi) use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountant in customary form and covering such mattes of the type customarily covered by "cold comfort" letters as Crawford, in the event he is the holder of a majority of the Registrable Securities covered by the registration statement, may request:

      (vii) promptly notify Crawford, in the event his is the holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, included and untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Crawford prepare and furnish to Crawford a reasonable number of copies of a supplement to or an amendment of such prospectus as may ne necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include and untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances existing:

     (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and generally make available to Crawford an earnings statement satisfying the provisions of Section11(a) of the 1933 Act and Rule 158 under the 1933 Act not later than eighteen (18) months after the effective date of such registration: and
    (ix) use its reasonable best efforts to (A) list the Registrable Securities covered by such registration statement on any securities exchange on which any of the Shares is then listed, if any, or (B) have authorized for quotation and/ or listing, as the applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the National Market System of NASDAQ if the Registrable Securities so qualify; in each case subject to the applicable listing requirements of the respective securities exchange or NASDAQ.

    The Company may require, as a condition to his participation in the registration, Crawford (I) to furnish the Company with such information regarding Crawford and the distribution of such Registrable Securities as the Company may from time to time reasonably request or as shall be required by law (including, without limitation, any applicable state securities law) or by the SEC in connection therewith and (ii) to enter into a holdback agreement on customary terms and conditions.

    (b) If the securities proposed to be registered are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company or the Person (other than Crawford) on whose behalf the securities were initially requested to be registered.

    SECTION 3.03 Indemnification: Contribution

    (a) In the event of any registration of any Registrable Securities under the 1933 Act, the Company shall indemnify and hold harmless (I) in the case of any registration statement
(including any related notification or document incident to such registration statement) filed pursuant to Section 3.01, Crawford, in the event he is the seller of any Registrable
Securities covered by such registrations statement, each officer and director of each underwriter, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls any such underwriter, within the meaning of the 1933
Act, against any losses, claims, damages, liabilities and expenses (including reasonable fees and expenses incurred in connection with enforcing the provisions of this Section
3.03(a)), joint or several, to which any such indemnified party may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act, any preliminary prospectus (unless any such statement is corrected in a subsequent prospectus and the underwriters are given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state the therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such indemnified parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case and shall not indemnify any Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus summary prospectus, amendment or supplement or document incorporated by reference based upon written information furnished by such Person to the Company for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation make by or on behalf of such indemnified parties and shall survive the transfer of such securities by such seller. The Company shall agree to provide for contribution relating to such indemnity pursuant to Section 3.03(b) below.

    (c) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.02(a), that the Company shall have received an undertaking satisfactory to it from Crawford and his underwriters, to indemnify and hold harmless, and to provide for contribution (in the same manner and to the same extent as set forth in subdivisions (a) and (b) of this Section 3.03), the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person, of any, who controls the Company within the meaning of the 1933 Act, with respect to any untrue statement, or alleged untrue statement, or omission, or alleged omission, made in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein , if such untrue statement, or alleged untrue statement, or omission, or alleged omission, was based upon written information furnished by any such prospective sellers or their underwriters to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or document incorporated by reference. Such indemnity shall remain in full force and effect regardless of any investigation make by or on behalf of the Company or any such director, officer, or controlling Person and shall survive the transfer of such securities by Crawford.

    (d) Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.03, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action: provided that the failure of any indemnified to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of his Section 3.03 except to the extent that the indemnifying party's liabilities and obligations under this Section3.03 are prejudiced as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such satisfied party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel in such proceeding. No indemnifying party will consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.


                                   ARTICLE IV

                             MISCELLANEOUS PROVISIONS

    SECTION 4.01 Transactions with Affiliates. All transaction between the Company and any member of TPG or any Affiliate of TPG shall require the prior approval of the holders of a majority of Common Stock (excluding stock held by TPG and its Affiliates) other than agreements or transactions which are on arms-length terms or consulting fees with terms which are customary as between TPG and its portfolio companies.

    SECTION 4.02 Amendment . This Agreement may be altered or amended only with the written consent of the Company., TPG and Crawford. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.

    SECTION 4.03 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of breach by any party damages would not be an adequate remedy, and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

    SECTION 4.04 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assignees of the parties hereto; provided that except as expressly permitted or required elsewhere in this Agreement, the rights and obligations of the parties hereto may not be assigned without the prior written consent of all of the other parties. Notwithstanding the foregoing, TPG may assign its rights under this Agreement to any trasferee of its Shares other than a transferee pursuant to Article III or pursuant to a Rule 144 or rule 144(k) Sale and (ii) Crawford may assign any of his rights hereunder to any transferee of his Shares pursuant to Section 2.03. Any party to, or Person who is subject to, this Agreement, upon ceasing to own Shares or any interest therein, shall thereafter have no tights or obligations hereunder except as expressly provided for elsewhere in this Agreement, included without limitation, Section 2.03(a) and Section 3.03.

    SECTION 4.05 Shares Subject to this Agreement. All Shares of the Company (or any successor thereto) beneficially owned or hereafter acquired by Crawford. TPG or any of their respective Affiliates shall be subject to the terms of this Agreement. Any Shares acquired in the open market or pursuant to a public offering or a Rule 144 or Rule 144(k) Sale shall not be subject to this Agreement.

    SECTION 4.06 Notices. All notices, statements. instructions or other documents provided for herein shall be in writing and shall be delivered either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested or by mailing (as set forth above) and transmitting by facsimile a copy of such writing, addressed as follows:
    (a) if to TPG. to:

        TPG Partners II. L.P.
        345 California Street, Suite 3300
        San Francisco, California 94104
        Attention: Mr. David M. Stanton
        Facsimile: (415) 616-0420

        with a Copy to:
        Cleary, Gottlieb. Steen & Hamilton
        One Liberty Plaza
        New York. New York 10006
        Attention; Daniel S. Sternberg & Esq.
        Facsimile: (212) 225-3999

    (b) if to the Compaty, to:

        Zilog, Inc.Suite 110
        910 East Hamilton Avenue
        Campbell, California 95008
        Attention; Richard R. Pickard. Esq.
        Facsimile: (408) 374-8183

        with a copy to:
        Pillsbury Madison & Sutro LLP
        2550 Hanover Street
        Palo Alto. CA 94304-1115
        Attention: Katharine A. Martin. Esq.
        Facsimile: (650) 233-4545

    (c) if to Curtis J. Crawford to:

        Curtis J. Crawford
        151 Almandral Avenue
        Atherton. CA 94027

        with a Copy to:
        Charles Thornton Esq.
        Paul, Hastings, Janofsky & Walker L.L.P.
        Twenty-Ninth Floor
        345 California Street
        San Francisco. CA 94104-2635

    Each party. by written notice given, to the other parties in accordance with this Section 4.06, may change the address to which notices, statements , instructions or other documents are to be sent to such party. Except as otherwise provided herein, all notices, statements, instructions and other documents hereunder shall be deemed to have been given on the earlier of the date of actual delivery and 3 days after the date of mailing, except that notice of a change of address shall be effective only upon actual delivery.

    SECTION 4.07 Complete Agreement: Counterparts. This Agreement, together with the Employment Agreement dated as of March 1, 1998 between the Company and Crawford. constitutes the entire agreement among the parties hereto or any of them with respect to the matters referred to herein as they relate to the parties hereto . This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

    SECT10N 4.08 1= Term of the Agreement. Unless this Section 4.08 is amended in accordance with the provisions of Section 4.02 hereof, this Agreement shall expire on February 27. 2006; provided that the provisions of Article III of this Agreement shall expire upon the earlier of February 27. 2006 and the completion of the Initial Public Offering; provided further that the provisions of Article III of this Agreement shall expire on February 27, 2013.

    SECTION 4.09 Headings. The section headings herein are of convenience of reference only and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

    SECTION 4.10 Choice of Law. This Agreement shall be governed by. And construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of law). The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt rquested, addressed to the party at the address appearing in
Section 4.06 together with a copy to be delivered to such party's attorneys as provided in Section 4.06 The partied consent and agree that the state or federal courts located in Delaware shall have jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

    SECTION 4.11 Consent by TPG Any provision of this Agreement that requires any consent, agreement, waiver, designation or other determination or decision of TPG shall require, and shall be deemed to have been given or made upon, the consent, agreement, waiver, designation or other determination or decision of TPG Partners.
SECTION 4.12 Effectiveness of Agreement. This Agreement shall be effective upon execution by all parties hereto.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          TPG PARTNERS 11, L.P"
                          By TPGenParII, L.P., General Partner
                          By TPG Advisors II, Inc., General Partner


                          By: /s/  David Staton
                             ---------------------------
                          Title:  Vice President
                          TPG INVESTORS II, L.P.

                          By TPG GenPAR II, L.P., General Partner
                          By TPG Advisors II, Inc., General Partner


                          By: /s/  David Staton
                             ---------------------------
                          Title:  Vice President


                          TPG Parallel II, L.P.
                          By TPG Advisors II, Inc., General Partner


                          By: /s/  David Staton
                             ---------------------------
                          Title:  Vice President


                          ZILOG. INC.
                          By: /s/  David Staton
                             ---------------------------
                          Title:  Board Member


                          CURTIS J. CRAWFORD
                              /s/  Curtis J. Crawford
                             ---------------------------
                                   (signature)


                               SCHEDULE I

                    SCHEDULE OF RETAINING STOCKHOLDERS



EXHIBIT "B"

    All stock received by the Employee under Section 2(e) and all options to purchase stock provided by Section 2(g) shall be subject to the following antidilution provisions.

    1. The number of shares of stock of the Employer which am at any time subject to options held by the Employee, and the exercise prices for such options, shall be adjusted proportionately in the event of any stock split, combination, exchange or recapitalization. having a similar effect.

    2. If the Employer issues any common voting stock of the Employer for a Per share price less than the per share exercise price applicable to any shares of voting common stock subject to any options held by the Employee. the exercise price for those shares of stock shall be automatically reduced to that lower per shares exercise price; provided that the $40 Option shall only be reduced by the mount by which the exercise price of the S20 Option exceeds the option price at which the Employer issues such voting Stock. This paragraph shall not be applicable to: (i) a proportionate dividend to the holders of the Voting Stock; (ii) the bona fide offer and sale of Voting Stock in a Public Offering, or in a non-public offering to a person or persons who are not affiliated with my then existing shareholder of the Employer, or (iii) the bona fide offer and sale of Voting Stock in an acquisition or similar transaction by the Employer unless a Person or Persons affiliated with then existing shareholders of the Employer have a substantial interest, directly or indirectly, in other entities involved m such acquisition or other transaction.

    3. The Employee shall have a fight of first refusal to participate on a proportional basis (according to his fully diluted percentage interest W the Employer) in any offering of capital stock by the Employer that has greater voting rights than the voting common stock to which the Employee is entitled pursuant to Section 2(e).